Exhibit 99.1

Press Release	Source: Carolina Bank Holdings, Inc.

Carolina Bank Holdings, Inc. Announces Quarterly

Earnings Increase

Friday July 22, 4:16 pm ET

GREENSBORO, N.C., July 22 /PRNewswire-FirstCall/ — Carolina Bank Holdings, Inc., (Nasdaq: CLBH - News) has announced a 16% increase in net earnings, to $402,000, comparing the quarter ending June 30, 2005 with the same quarter of 2004. For the first half of 2005, net earnings increased 32% over the first half of 2004, to $934,000. Basic and diluted earnings per share increased to $0.18 and $0.17 per share in the second quarter of 2005, a 20% and 13% increase, respectively, from the same quarter in 2004.

Robert T. Braswell, President and CEO, commented on the quarterly performance results by saying, “Once again we are pleased to report our company’s successful quarterly performance. Our company recorded a 32% increase in total assets to $324.5 million as compared to a year earlier, June 30, 2004. Total loans, net of reserves, increased 19 % to $229.0 million during this same time. Total deposits increased 34% to $270.2 million for the period ending June 30, 2005 compared to June 30, 2004.

“During the quarter, we experienced an increase in non-performing loans, which, in turn, caused us to increase our loan loss reserves. This conforms to the company’s standard practice of establishing loan loss reserves based on the risk associated with different types of loans and known and expected losses in the portfolio. The company has action plans in place to minimize loss potential for all non-performing loans which involve either rehabilitating or liquidating the credit. It is important to note that absent the necessity of an increase in loan loss reserves, the company’s earnings would have been all the greater,” Braswell stated.

During the past quarter, the company announced plans to enter the High Point market. Braswell is pleased about prospects for the new office, saying “High Point is a growing market for us, so we are looking forward to the completion of our new office there. We hope to have our new office fully functional by the summer of 2006.” The bank expects to finalize acquisition of property and commence construction very soon. The new location is in the Deep River Shopping Center, a site on Wendover Avenue midway between Greensboro and High Point.

The company operates Carolina Bank as a wholly owned subsidiary. The bank has three branches in Greensboro and one in Asheboro, N.C. Further information is available on the bank’s Web site, www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. Please see the attached table, “Selected Financial Information.” It is an integral part of this communication.

CAROLINA BANK HOLDINGS, INC.

Selected Financial Information

	2005
(in thousands, except per share)	Second Quarter	First Quarter
OPERATING INCOME SUMMARY
Interest income	$4,365	$4,176
Interest expense	1,960	1,765
Net interest income	2,405	2,411
Provision for loan losses	450	280
Non-interest inc. bfr securities/REO inc.	310	304
Securities/REO gains (losses), net	6	4
Non-interest expenses	1,654	1,634
Income before income taxes	617	805
Income taxes	215	273
Net income	$402	$532

PER COMMON SHARE *
Basic	$0.18	$0.24
Diluted	0.17	0.23
Book Value (on outstanding shares)	9.68	9.47

ASSET QUALITY
Allowance for loan losses	$3,196	$3,076
Loans on nonaccrual	4,410	3,039
Repossessed assets	652	691
Net loan chargeoffs (recoveries)	330	12
Allowance for loan losses to loans	1.38%	1.36%
Nonaccrual loans + repossessions to assets	1.56%	1.19%

AVERAGE BALANCES
Loans	$234,975	$228,085
Earning assets	304,047	302,690
Total assets	317,208	315,891

AT PERIOD END
Loans before allowance	$232,180	$225,793
Total assets	324,524	313,498
Deposits	270,229	259,922
Stockholders’ Equity	21,949	21,471

RATIOS ANNUALIZED
Net yield - avg interest earning assets	3.16%	3.19%
Return on average assets	0.51%	0.67%
Net charge-offs (annl) to average loans	0.56%	0.02%
Efficiency ratio (excl security/REO trans.)	0.61	0.60

Note: All quarterly information is unaudited.

*	All Per Common Share Information has been presented or restated to reflect the effect of the six-for-five stock split with a record date of April 20, 2004

CAROLINA BANK HOLDINGS, INC.

Selected Financial Information

	2004
(in thousands, except per share)	Fourth Quarter	Third Quarter	Second Quarter
OPERATING INCOME SUMMARY
Interest income	$3,842	$3,338	$2,855
Interest expense	1,478	1,130	960
Net interest income	2,364	2,208	1,895
Provision for loan losses	220	236	133
Non-interest inc. bfr securities/REO inc.	331	286	351
Securities/REO gains (losses), net	—	—	—
Non-interest expenses	1,749	1,561	1,589
Income before income taxes	726	697	524
Income taxes	249	246	176
Net income	$477	$451	$348

PER COMMON SHARE *
Basic	$0.21	$0.20	$0.15
Diluted	0.21	0.20	0.15
Book Value (on outstanding shares)	9.37	9.23	8.83

ASSET QUALITY
Allowance for loan losses	$2,808	$2,628	$2,436
Loans on nonaccrual	882	772	327
Repossessed assets	857	891	714
Net loan chargeoffs (recoveries)	40	44	13
Allowance for loan losses to loans	1.26%	1.26%	1.25%
Nonaccrual loans + repossessions to assets	0.56%	0.62%	0.42%

AVERAGE BALANCES
Loans	$217,712	$203,085	$189,452
Earning assets	278,410	246,103	229,555
Total assets	292,474	259,840	242,497

AT PERIOD END
Loans before allowance	$223,470	$208,653	$194,141
Total assets	311,537	267,237	245,002
Deposits	258,155	219,337	200,932
Stockholders’ Equity	21,110	20,779	19,876

RATIOS ANNUALIZED
Net yield - avg interest earning assets	3.40%	3.59%	3.30%
Return on average assets	0.65%	0.69%	0.57%
Net charge-offs (annl) to average loans	0.07%	0.09%	0.03%
Efficiency ratio (excl security/REO trans.)	0.65	0.63	0.71

Note: All quarterly information is unaudited.

*	All Per Common Share Information has been presented or restated to reflect the effect of the six-for-five stock split with a record date of April 20, 2004

CAROLINA BANK HOLDINGS, INC.

Selected Financial Information

	Years Ended
(in thousands, except per share)	2004	2003	2002
OPERATING INCOME SUMMARY
Interest income	$12,775	$9,844	$9,085
Interest expense	4,460	3,583	4,151
Net interest income	8,315	6,261	4,934
Provision for loan losses	769	692	685
Non-interest inc. bfr securities/REO inc.	1,263	1,454	911
Securities/REO gains (losses), net	—	(100)	(9)
Non-interest expenses	6,336	5,199	4,238
Income before income taxes	2,473	1,724	913
Income taxes	840	574	312
Net income	$1,633	$1,150	$601

PER COMMON SHARE *
Basic	$0.73	$0.52	$0.47
Diluted	0.71	0.51	0.46
Book Value (on outstanding shares)	9.37	8.70	8.28

ASSET QUALITY
Allowance for loan losses	$2,808	$2,150	$1,661
Loans on nonaccrual	882	228	37
Repossessed assets	857	126	648
Net loan chargeoffs (recoveries)	111	204	393
Allowance for loan losses to loans	1.26%	1.25%	1.25%
Nonaccrual loans + repossessions to assets	0.56%	0.16%	0.36%

AVERAGE BALANCES
Loans	$197,384	$151,733	$121,446
Earning assets	242,095	189,513	155,420
Total assets	255,374	201,550	163,337

AT PERIOD END
Loans before allowance	$223,470	$172,575	$133,045
Total assets	311,537	227,011	189,871
Deposits	258,155	183,569	154,878
Stockholders’ Equity	21,120	19,564	18,344

RATIOS ANNUALIZED
Net yield - avg interest earning assets	3.43%	3.30%	3.17%
Return on average assets	0.64%	0.57%	0.37%
Net charge-offs (annl) to average loans	0.06%	0.13%	0.32%
Efficiency ratio (excl security/REO trans.)	0.66	0.67	0.73

Note: All quarterly information is unaudited.

*	All Per Common Share Information has been presented or restated to reflect the effect of the six-for-five stock split with a record date of April 20, 2004

Source: Carolina Bank Holdings, Inc.